                                                                       EXHIBIT 1
                                                             DOCUMENT NO. 165386

================================================================================



                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG

                     ENRON CAPITAL & TRADE RESOURCES CORP.

                                      AND

                           CROWN ENERGY CORPORATION



                       DATED AS OF SEPTEMBER 25, 1997



================================================================================

                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made this 25th day of September, 1997, by and between Crown Energy Corporation ("Crown" or the "Corporation") and Enron Capital & Trade Resources Corp. ("Enron" or the "Investor"). Certain capitalized terms not defined in the text of this Agreement are defined in Appendix A to this Agreement.

     WHEREAS, Crown and Enron desire that Enron make an investment in the Corporation and receive in consideration of such investment certain equity securities of the Corporation upon the terms and conditions contained in this Agreement;

     WHEREAS, Crown Asphalt Corporation, a wholly-owned subsidiary of Crown, has entered into the Operating Agreement, and is required to make certain contributions of cash and assets to Crown Asphalt Ridge pursuant to the Operating Agreement;

     WHEREAS, it is the understanding of the parties hereto that part of the funds invested and to be invested hereby are to be used by Crown Asphalt Corporation to fund its obligations under the Operating Agreement; and

     WHEREAS, each of the parties hereto is making certain representations, warranties, covenants and indemnities herein to induce the other to enter into this Agreement;

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and indemnities contained herein, Crown and Enron hereby agree as follows:

                                  ARTICLE I.
                            ISSUANCE OF SECURITIES

     1.1 AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK. The Corporation will authorize the issuance and sale to the Investor of certain preferred stock and warrants in two separate tranches ("Tranche 1" and "Tranche 2"), in the quantities set forth on Schedule 1.1. The preferred stock issued in Tranches 1 and 2 (sometimes referred to as Tranche 1 Preferred Stock or Tranche 2 Preferred Stock, respectively, and sometimes collectively referred to as the "Preferred Stock") shall have the powers and qualifications as described in the "Series A Preferred Stock Designation of Rights and Preferences" attached hereto as Exhibit A. The warrants (the "Warrants"), all of which are to be issued in Tranche 2, shall have the powers and qualifications as described in the Warrant Agreement attached hereto as Exhibit B. Subject to the terms and conditions set forth herein, the Corporation agrees to sell to the Investor, and the Investor agrees to purchase from the Corporation, the number of shares of Preferred Stock and Warrants set forth on Schedule 1.1, at the purchase prices set forth therein (the "Tranche 1 Purchase Price" and the "Tranche 2 Purchase Price", respectively; collectively, the "Purchase Price"). The Tranche 1 Purchase Price shall be payable by the Investor to the Corporation in immediately available funds on the First Closing Date (as defined hereinafter). The Tranche 2 Purchase Price shall be payable by the Investor to the Corporation in immediately available funds on the Second Closing Date (as defined hereinafter).

     1.2 FIRST CLOSING. The first closing (the "First Closing") and the second closing (the "Second Closing") of the purchase and sale of Preferred Stock and Warrants provided for in this Agreement shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 3500 Texas Commerce Tower, Houston, Texas. The First Closing shall take place on September 26, 1997 (the "First Closing Date"), or at such other time and place as the parties hereto shall mutually agree. The Second Closing shall take place no later than 10 business days after the satisfaction of the conditions to the Second Closing specified in Article V hereof. Except as specifically provided herein, failure to consummate the purchases and sales provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.2 shall not result in the termination of this Agreement, and shall not relieve any parties to this Agreement of any obligation hereunder.

     1.3  CROSS RECEIPT.    At the First Closing and the Second Closing, the
Corporation and the Investor shall each execute and deliver a cross receipt acknowledging the receipt of the Tranche 1 Purchase Price and the Tranche 2 Purchase Price, respectively, and the Preferred Stock, respectively.

     1.4 USE OF PROCEEDS. The Tranche 1 and Tranche 2 Purchase Prices shall be devoted to development of the Crown Asphalt Ridge project described herein and working capital needs of the Corporation, in accordance with the projections and plans disclosed to the Investor by the Corporation in connection herewith.

     1.5 STRUCTURING FEE. On the First Closing Date, the Corporation shall pay a structuring fee to ECT Securities Corp. of $150,000 (the "Structuring Fee").

     1.6 OTHER DOCUMENTS TO BE DELIVERED ON THE FIRST CLOSING DATE. The Corporation shall deliver to the Investor indicated the following at the First
Closing:

               (A) Certificates representing the shares of Tranche 1 Preferred Stock or Tranche 2 Preferred Stock, respectively, purchased by the Investor pursuant hereto;

               (B) The Articles of Incorporation of the Corporation, as amended and in effect as of the applicable Closing Date, certified by the Secretary of State of the State of Utah;

               (C) Certificates, as of the most recent practicable dates prior to the applicable Closing, as to the corporate good standing of the Corporation, issued by the Secretary of State of the State of Utah;

               (D) A certificate of the Secretary of the Corporation attesting to the incumbency of the Corporation's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws of the Corporation;

               (E) Executed copy of this Agreement.


                                  ARTICLE II.
                      REPRESENTATIONS OF THE CORPORATION

     The Corporation represents and warrants to the Investor as follows:

     2.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified as a foreign corporation to do business and is in good standing in each other jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

     2.2  CAPITALIZATION.

               (A) The authorized capital stock of the Corporation consists of 50,000,000 shares of Common Stock, par value $0.02 per share, 11,572,141 shares of which are issued and outstanding, and 500,000 shares of Preferred Stock, none of which are issued and outstanding. All such issued shares have been duly issued in accordance with applicable laws, including federal and state securities laws. All of the outstanding shares of capital stock of the Corporation and each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All dividends and other distributions declared with respect to the issued and outstanding shares of the capital stock of the Corporation and each Subsidiary have been paid or distributed.

               (B) The certificates representing the Preferred Stock to be delivered to the Investor at the First Closing and at the Second Closing, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine. The stock certificates, endorsements, stock powers and other documents to be delivered to the Investor on the First Closing Date and on the Second Closing Date will transfer to and vest in the Investor good, valid and indefeasible title to the Preferred Stock, free and clear of any adverse claims of any other person, including without limitation any Encumbrance.

               (C) No stock transfer taxes or other similar taxes are or will be required to be paid by the Investor with respect to the transfer of the Preferred Stock as provided herein.

               (D) Except as provided in clause (A) above or on Schedule 2.2, as of the First Closing Date, there will be no outstanding

               (1) shares of Common Stock or Preferred Stock ("Capital Stock") or voting securities of the Corporation;

               (2) securities of the Corporation convertible into or exchangeable for shares of Capital Stock or voting securities of the Corporation; or

               (3) options or other rights to acquire from the Corporation, or other obligations of the Corporation to issue, any Capital Stock, voting securities, or securities convertible into or exchangeable for Capital Stock or voting securities of the Corporation.

               (E) There are no outstanding obligations of the Corporation to repurchase, redeem, or otherwise acquire any existing securities of the Corporation.

     2.3  SUBSIDIARIES.

               (A) Except as set forth on Schedule 2.3, the Corporation (i) has no Subsidiaries, (ii) has no Affiliates, (iii) is not a partner in any partnerships, and (iv) does not control or have any ownership interest in any other entity.

               (B) Each Subsidiary and Affiliate listed on Schedule 2.3 is duly organized and validly existing under all applicable laws and has all necessary power and authority to own or lease and operate its properties and assets, and to perform all obligations under the agreements and instruments to which it is a party or by which it is bound. Each such Subsidiary and Affiliate is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction with respect to which the properties and assets owned or leased and operated by it or the nature of the business conducted by it makes such qualification necessary.

     2.4 AUTHORITY. The Corporation has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Corporation, and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Corporation, and this Agreement constitutes the legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to (i) bankruptcy, insolvency and other similar laws now or hereafter affecting the enforcement of the rights of creditors generally and (ii) general principles of equity.

     2.5  MATERIAL CONTRACTS.

               (A) Except as disclosed in Schedule 2.5 or any other Schedule hereto, neither the Corporation nor any Subsidiary is a party to, nor is it bound by,

               (1)  any lease of real property;

               (2) any lease of personal property providing for annual rentals of $10,000 or more;

               (3) any agreement for the purchase of materials, supplies, goods, services, equipment, or other assets that provides for either (i) annual payments by the Corporation or any Subsidiary of $10,000 or more, or (ii) aggregate payments by the Corporation or any Subsidiary of $50,000 or more;

               (4) any sales, distribution, or other similar agreements providing for the sale by the Corporation or any Subsidiary of materials, supplies, goods, services, or other assets that provides for either (i) annual payments to the Corporation or any Subsidiary of $10,000 or more or (ii) aggregate payments to the Corporation or any Subsidiary of $50,000 or more;

               (5) any partnership, joint venture, limited liability company, or other similar agreement or arrangement (including any related management agreements);

               (6) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, or otherwise);

               (7) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed, or secured by any asset), except any such agreement with an aggregate principal amount not exceeding $50,000 and which may be prepaid on not more than thirty (30) days notice without the payment of any penalty;

               (8)  any license, franchise, or similar agreement;

               (9) any management, agency, marketing, or other similar agreement;

               (10) any consulting or advisory agreements;

               (11) any agreement that limits the freedom of the Corporation or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Corporation or any Subsidiary after the First Closing Date;

               (12) any other agreement, commitment, arrangement, or plan not made in the Ordinary Course of Business that is material to the Corporation or any Subsidiary.

               (B) Each agreement, commitment, arrangement, or plan disclosed in any Schedule to this agreement or required to be disclosed pursuant to this
     Section 2.5 is a valid and binding agreement of the Corporation or the applicable Subsidiary and is in full force and effect, and neither the Corporation, the applicable Subsidiary, nor any other party to such agreement is in default or breach in any material respect under the terms of such agreement, contract, plan, lease, arrangement, or commitment.

     2.6 NO VIOLATION. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Corporation or any Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws or other Organizational Document of the Corporation or any Subsidiary, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent or other action by any Person as a result of, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, pledge agreement or other instrument or obligation to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary may be bound, or (iii) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Corporation or any Subsidiary.

     2.7 DEBT. Schedule 2.7 correctly sets forth all debts of the Corporation and any Subsidiary in excess of $10,000 outstanding on the First Closing Date and the Second Closing Date, as applicable.

     2.8  COMPLIANCE WITH LAWS.

               (A) Except as set forth on Schedule 2.8, and except for any noncompliance the result of which would not result in any Material Adverse Effect on the Corporation or any Subsidiary, (i) the Corporation and any Subsidiaries are, and at all times during the five-year period prior to the date hereof have been, in compliance with all Legal Requirements (including without limitation those pertaining to zoning, occupational safety and health practices, and water and air pollution and other environmental matters) applicable to them or to the ownership of their assets or the operation of their business, and (ii) neither the Corporation nor any Subsidiary has any basis to expect, nor has received, during the five-year period prior to the date hereof, any Order, notice, or other communication from any Governmental Authority including but not limited to those administering or enforcing the Occupational Safety and Health Act of 1970, as amended, or any Environmental Law, of any alleged, actual, or potential violation and/or failure to comply with any such Legal Requirement, or of any alleged, actual, or potential obligation to undertake or bear the cost of remedial action at any property now owned or previously owned or leased by the Corporation or any of the Subsidiaries or to which hazardous materials generated by the Corporation or any of the Subsidiaries may have been transported.

               (B) Set forth on Schedule 2.8 are all the Governmental Authorizations held or to be applied for by the Corporation and any of the Subsidiaries on the date hereof, which constitute all of the Governmental Authorizations necessary to permit the Corporation or any of the Subsidiaries to own, operate, use, and maintain their assets in the manner in which they are now operated and maintained and to conduct their businesses as now being conducted or as intended to be conducted. All required filings with respect to such Governmental Authorizations have been or will be timely made and all required applications for renewal thereof have been or will be timely filed. With respect to those already obtained, all such Governmental Authorizations are in full force and effect; with respect to those to be applied for, to the best of the Corporation and any Subsidiary's Knowledge, there is no reason to believe that such Governmental Authorizations will not be issued in due course and in a timely fashion. All Governmental Authorizations which would normally have been issued or applied for at this stage in the development of a project of the type described in Schedule 1.4 have been so issued or applied for, and there are no Proceedings pending or threatened that seek the revocation, cancellation, suspension, or adverse modification thereof.

          2.9  TITLE TO PROPERTIES. [Intentionally deleted.]

          2.10 REAL PROPERTY. Neither the Corporation nor any Subsidiary owns any real property. The Corporation has previously provided or made available to the Investor true, correct and complete copies of all contracts, agreements, mortgages, concessions, leases and commitments relating to or affecting real property or any interests therein, including leasehold interests, to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any property of the Corporation or any of its Subsidiaries is in any way bound or affected, together with all amendments and supplements thereto and modifications thereof. All such contracts, agreements, mortgages, concessions, leases, commitments, amendments, supplements and modifications are legally valid and binding and in full force and effect, and there are no defaults thereunder. Neither the Corporation nor any of the Subsidiaries purports to have any leasehold or other interest in real property except as described in Schedule 2.10. Each of the Corporation and the

Subsidiaries has and will have the right to quiet enjoyment of all real property leased to it for the full term of each lease and any renewal option related thereto, and no leasehold or other interest of the Corporation or any of the Subsidiaries in real property is or will be subject or subordinate to any Encumbrance whether or not the same constitutes a lien or renders the title to such real property unmarketable, except as described on Schedule 2.10. None of the rights of the Corporation or any of the Subsidiaries under any such leasehold or other interest in real property will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by the Corporation and the Subsidiaries after the First Closing without the consent or agreement of any other party except for consents and agreements specifically described on Schedule 2.10.

     2.11 PERSONAL PROPERTY. Except as disclosed in the Schedules or in this Agreement, there is no equipment, other tangible personal property, or other interests either owned or leased by the Corporation or any of the Subsidiaries with an individual value in excess of ten thousand dollars ($10,000). The Corporation and any Subsidiaries own all the properties and assets (real, personal and mixed, tangible and intangible) reflected as owned in the books and records of the Corporation or any of the Subsidiaries, including, but not limited to, all the properties and assets reflected in the Balance Sheet (as that term is defined in Section 2.20) except for personal property sold since the date of the Balance Sheet in the Ordinary Course of Business. The Corporation has previously provided or made available to the Investor true, correct and complete copies of all contracts, agreements, mortgages, leases and commitments relating to or affecting any interest in tangible personal property to which the Corporation or any of the Subsidiaries is a party or by which the Corporation or any of the Subsidiaries or any property of the Corporation or any of the Subsidiaries is in any way bound or affected, together with all amendments and supplements thereto and modifications thereof. All such contracts, agreements, mortgages, leases, commitments, amendments, supplements and modifications are legally valid and binding and in full force and effect, and there are no material defaults thereunder. Copies of all such contracts, agreements, mortgages, leases, commitments, amendments, supplements and modifications thereof have provided or made available to the Investor. No leasehold or other interest of the Corporation or any of the Subsidiaries in tangible personal property is subject or subordinate to any Encumbrance, whether or not the same constitutes a lien or renders the title to such tangible personal property unmarketable. None of the rights of the Corporation or any of the Subsidiaries under any such leasehold or other interest in tangible personal property will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by the Corporation and the Subsidiaries after the First Closing without the consent or agreement of any other party.

     2.12 CONDITION OF PROPERTY. All of the personal property and fixtures of the Corporation or any Subsidiary is in sound operating condition and repair, normal wear and tear excepted, with the exception of such property that is obsolete or surplus and except where failure to so maintain could not cause a Material Adverse Effect.

     2.13 NO PENDING LITIGATION OR PROCEEDINGS. Neither the Corporation nor any Subsidiary is a party to, nor to the Knowledge of the Corporation or any Subsidiary has the Corporation or any Subsidiary been threatened by any suits, actions, claims, investigations by Governmental Authorities or legal, administrative or arbitrational proceedings. Neither the Corporation nor any Subsidiary nor any of their respective officers or directors know of any basis or grounds for any such suit or proceeding. There are no outstanding orders, judgments, writs, injunctions or decrees of any court, government agency or arbitrational tribunal against or affecting the Corporation, its Subsidiaries, or their respective Properties, assets or business.

     2.14 TAXES. The Corporation and any Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to the Legal Requirements of each Governmental Authority with taxing power over them or their assets. The Corporation has delivered or made available to Investor copies of all such Tax Returns filed since 1995. The Corporation and any Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise. None of the United States federal and state income Tax Returns of the Corporation and each of the Subsidiaries subject to such Taxes have been audited by the Internal Revenue Service or relevant state tax authorities. No adjustments to the United States federal income tax returns filed by the Corporation or any of the Subsidiaries or any group of corporations including the Corporation or any of the Subsidiaries for all taxable years since 1995 have been made or filed. None of the Corporation or any of the Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes of the Corporation or any of the Subsidiaries or for which the Corporation or any of the Subsidiaries may be liable. The charges, accruals and reserves with respect to Taxes on the respective books of the Corporation and each of the Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to that entity's liability for Taxes. There exists no proposed tax assessment against the Corporation or any of the Subsidiaries. No consent to the application of
Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Corporation or any of the Subsidiaries. All Taxes that the Corporation or any of the Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed by the Corporation or any of the Subsidiaries are true, correct and complete. There is no tax sharing agreement that will require any payment by the Corporation or any of the Subsidiaries after the date of this agreement.

     2.15 PATENTS, TRADEMARKS AND OTHER RIGHTS.

               (A) The term "Intellectual Property Assets" shall include the names the Corporation and any Subsidiaries, all fictitious business names, trade names, brand names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"), all patents and patent applications (collectively, "Patents"), all copyrights in both published works and unpublished works (collectively, "Copyrights"), and all inventions, processes, formulas, patterns, designs, know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints (collectively, "Trade Secrets") owned, used or licensed by the Corporation or any of the Subsidiaries as licensee or licensor.

               (B) Except for any license implied by the sale of a product,
     Schedule 2.15 sets forth an accurate and complete listing and summary description, including any royalties paid or received by the Corporation or any Subsidiary, of all agreements relating to the Intellectual Property Assets to which the Corporation or any Subsidiary is a party. There are no outstanding or threatened disputes or disagreements with respect to any such agreement.

               (C) The Intellectual Property Assets are all those necessary for the operation of the Corporation's and the Subsidiaries' businesses as they are currently conducted or as reflected or proposed in the business plan given to the Investor.

               (1) The Corporation and the Subsidiaries are the owners or licensees of all right, title and interest in and to each of the Intellectual Property Assets free and clear of all Encumbrances and except as set forth in Schedule 2.15 have the right to use without payment to a third party all the Intellectual Property Assets.

               (2) No employee of the Corporation or any Subsidiary has entered into any agreement which restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Corporation or a Subsidiary.

               (D) The Corporation and the Subsidiaries have no Knowledge of, or any reason to suspect the existence of, any intellectual property or other rights of any other Person which would be infringed, interfered with or otherwise violated in pursuing the business of the Corporation as contemplated by this Agreement.

               (1) Neither the Corporation nor any Affiliate or Subsidiary owns or controls any intellectual property, other than those rights under the Guymon License, which would be necessary or beneficial to pursuing the business of the Corporation as contemplated by this Agreement, and if the Corporation or any Affiliate or Subsidiary does now or hereafter own or control any such intellectual property rights, then the Corporation or such Affiliate or Subsidiary shall grant to Crown Asphalt Ridge such of those rights as are necessary or beneficial to pursuing the business of Crown Asphalt Ridge.

               (2) The Corporation and any Affiliates and Subsidiaries have no Knowledge of any potentially interfering patent or patent application of any third party. None of the products manufactured and sold, nor any processes or know-how used or to be used, by the Corporation or any Subsidiary, including without limitation the technology covered by the Guymon License, infringe or are alleged to infringe any patent or other proprietary right of any other person. The Guymon License is valid and has not been terminated and no party to the Guymon License is currently in material breach of that license and neither the Corporation nor any Affiliate or Subsidiary of the Corporation has any reason to suspect that any party to that license will materially breach that license at any future date.

               (3) Neither the Corporation nor any Affiliate or Subsidiary has Knowledge of or reason to suspect that U.S. Patent No. 4,968,412 is invalid or unenforceable.

               (4) The Corporation and its Affiliates and Subsidiaries, now and since January 20, 1989, qualify as a small business concern as defined in the regulations of the Small Business Administration in 13 C.F.R. part 121 (a "Small Business Concern"), and the Corporation, including its Affiliates and Subsidiaries, now and since January 20, 1989, has no more than five hundred (500) employees; furthermore, no sublicense or other rights under the Guymon License have heretofore been granted, including any options or contingent interests, to any entity that is not a Small Business Concern. Neither the Corporation nor any Affiliate or Subsidiary has any reason to believe that any rights under U.S. Patent No. 4,968,412 have heretofore been granted to any entity that is not a Small Business Concern.

               (5) The Corporation will obtain approval from Park E. Guymon Enterprises, Inc., pursuant to the Guymon License, for the Crown Asphalt Ridge Project (as described in Section 5.1(J)) and subsequent such projects, prior to the Second Closing Date.

               (E) Neither the Corporation nor any Subsidiary owns or has any interest in any Mark.

               (F) Neither the Corporation nor any Subsidiary owns or has any interest in any registered Copyright.

               (G) With respect to each Trade Secret the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special Knowledge or memory of others.

               (1) The Corporation and the Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets.

               (2) The Corporation or a Subsidiary has good title and an absolute (although not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public Knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any person other than the Corporation or a Subsidiary or to the detriment of the Corporation or any Subsidiary. No Trade Secret is subject to any adverse claim nor, to the best of the Knowledge of the Corporation or any Subsidiary, has any Trade Secret been challenged or threatened in any way.

     2.16 GOVERNMENTAL CONSENTS.   None of the circumstances in connection with
the offer, issue, sale or delivery of the Preferred Stock or the execution and delivery of this Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with any Governmental Authority on the part of the Corporation or any Subsidiary in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Preferred Stock.

     2.17 ENVIRONMENTAL COMPLIANCE.

               (A) There has been no spill, release, threatened release, discharge or disposal of Hazardous Substances that has occurred or which is presently occurring on or onto any Business Facility or from any properties adjacent to or neighboring any Business Facility.

               (B) There are no presently existing or threatened Environmental Claims.

               (C) In connection with the construction on, or operation and use of, any Business Facility, there has been no failure by the Corporation or any Subsidiary or, to the Corporation's Knowledge, of any predecessor in interest to the Corporation to comply with all applicable Requirements of Environmental Laws relating to the Corporation, its operations, any Subsidiary, or any Business Facility or the Corporation's or any Subsidiary's manufacturing, processing, distribution, use, treatment, generation, recycling, reuse, sale, storage, handling, transportation or disposal of any Hazardous Substance and the Corporation is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws after the date of this Agreement.

               (D) The Corporation, each Subsidiary, and every Business Facility have made all required filings with respect to such Environmental Permits, or such Environmental Permits have been or will be timely made and all required applications for renewal thereof have been or will be timely filed. With respect to those already obtained, all such Environmental Authorizations are in full force and effect; with respect to those to be applied for, to the best of the Corporation and any Subsidiary's Knowledge, there is no reason to believe that such Environmental Permits will not be issued in due course and in a timely fashion. All Environmental Permits which would normally have been issued or applied for at this stage in the development of a project like the Crown Asphalt Ridge Project have been so issued or applied for, and there are no Proceedings pending or threatened that seek the revocation, cancellation, suspension, or adverse modification thereof. The Corporation and each Subsidiary will have all pollution control equipment necessary to comply with all Requirements of Environmental Laws (including, without limitation, all applicable Environmental Permits) as they apply to the business currently being conducted; and the operations conducted at each Business Facility are in compliance with all terms and conditions of applicable Environmental Permits or Laws.

               (E) The Corporation and all Subsidiaries are not currently, and to the Corporation's Knowledge no predecessor in interest to the Corporation was, required to obtain any Environmental Permit to construct, demolish, renovate, occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of any Business Facility that have not been obtained and fully disclosed to the Investor.

               (F) The present and past uses of every Business Facility satisfy all Requirements of Environmental Laws and there is no fact or circumstance which upon disclosure to any Governmental Authority would render this representation to be false or misleading in any respect.

               (G) There are no off-site locations where Hazardous Substances generated from any Business Facility have been stored or disposed of.

               (H) Neither the Corporation nor any Subsidiary has voluntarily undertaken response, decontamination or clean-up of any Business Facility or entered into an agreement to do the same or has been named as a potentially responsible party under or subject to a potential claim under CERCLA or comparable Environmental Laws; and neither the Corporation nor any Subsidiary has received notice of (i) any disposal, release, or threatened release of any Hazardous Substance at any current or prior Business Facility or (ii) any violation of, noncompliance with, or remedial obligation under any Environmental Law.

               (I) To the best of the Corporation's knowledge, there are less than five (5) Aboveground Storage Tanks at the Business Facilities of Crown Asphalt Ridge used to store diesel fuel, and none of such tanks has experienced or is currently experiencing any leaks. Apart from the aforementioned Aboveground Storage Tanks, there is no ACM,

     Aboveground Storage Tank or Underground Storage Tank located on, in (including, with respect to ACM, within building materials) or about any Business Facility nor has any ACM, Aboveground Storage Tank or Underground Storage Tank has at any time been removed from any Business Facility.

               (J) There are no liens affecting the Corporation, any Subsidiary, or any Business Facility arising out of or in connection with an Environmental Claim and neither the Corporation, nor any Subsidiaries have received any summons, directive, citation, notice, letter or other communication, whether written or oral, from any Governmental Authority or any other person concerning any intentional or unintentional action or omission by the Corporation or any Subsidiary or any other Person which may result in an Environmental Claim or a breach of any Requirement of Environmental Law with regard to the Corporation, any Subsidiary or any Business Facility.

               (K) Notwithstanding anything else in this Section 2.17, all representations made by the Corporation with respect to this Section 2.17 are made to the best Knowledge of the Corporation or any Subsidiary, to the extent that such representations relate to the period of time before the Corporation or any Subsidiary owned, occupied, worked at, or otherwise had control over or Knowledge of the relevant Business Facility. This proviso does not affect the indemnification obligations of the Corporation under
     Article X hereof, which are undertaken without regard to qualifications relating to Knowledge of the Corporation or any Subsidiary.

     2.18 NON-CONTRAVENTION. Except for exceptions that do not have a Material Adverse Effect on the Corporation or any Subsidiary, neither the Corporation nor any Subsidiary is in breach of, default under, or in violation of any applicable law, decree, order, rule or regulation, or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation to which it is a party or by which it is bound or to which any of its assets are subject, the execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Preferred Stock and other documents will not constitute any such breach, default or violation or require consent or approval of any court or Governmental Authority except as contemplated herein.

     2.19 BOOKS AND RECORDS. The Corporation and any Subsidiaries maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and disposition of their assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in accordance with GAAP, and (b) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.20 FINANCIAL STATEMENTS. The Investor has been furnished with the consolidated balance sheet of the Corporation and its consolidated subsidiaries as of December 31, 1996, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for the years then ended, together with the notes thereto and the related unqualified report thereon of an independent certified public accountant (collectively, the "Audited Financials"). The Investor also has been furnished with the unaudited consolidated balance sheet of the Corporation and its consolidated subsidiaries (the "Balance Sheet") as of June 30, 1997 (the "Balance Sheet Date") and the related consolidated income statement for the six months then ended (collectively, the "Unaudited Financials"). The Audited Financials, with the related notes thereto, and the Unaudited Financials, (i) are in accordance with the respective books and records of the Corporation and its consolidated subsidiaries, and (ii) except as set forth on Schedule 2.20 hereto do not reflect any material items of extraordinary income except as stated therein.
The Audited Financials, with the related notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods involved except as may be otherwise indicated therein and present fairly, in all material respects, the consolidated financial position of the Corporation and its consolidated subsidiaries as of the respective dates thereof and the results of operations of the Corporation and its consolidated subsidiaries for the respective periods indicated therein. Subject to the normal recurring year end adjustments, the absence of notes, and the absence of any statements of cash flows or shareholders equity, the Unaudited Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved except as may be otherwise indicated therein and present fairly, in all material respects, the consolidated financial position of the Corporation and its consolidated subsidiaries as of the date thereof and the results of operations of the Corporation and its consolidated subsidiaries for the periods indicated therein.

     2.21 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the business of the Corporation and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except for transactions contemplated by this Agreement and the Operating Agreement, there has not been:

               (A) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect;

               (B) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or any partnership interests of any of the Corporation or any Subsidiary or any repurchase, redemption or other acquisition by the Corporation or any Subsidiary of any outstanding shares of Capital Stock or other securities or partnership interests of, or other ownership interests in, the Corporation or any Subsidiary;

               (C) any amendment of any material term of any outstanding security of the Corporation or any Subsidiary;

               (D) any incurrence by the Corporation or any Subsidiary of any debt, except in the Ordinary Course of Business;

               (E) any creation or assumption by the Corporation or any Subsidiary of any Lien on any material asset other than in the Ordinary Course of Business;

               (F) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the Ordinary Course of Business;

               (G) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Corporation or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Corporation or any Subsidiary;

               (H) any transaction or commitment made, or any contract or agreement entered into, by the Corporation or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Corporation or any Subsidiary of any contract or other right, in either case, material to the Corporation or any Subsidiary, other than (i) transactions and commitments in the Ordinary Course of Business and (ii) transactions and commitments contemplated by this Agreement;

               (I) any change in any method of accounting or accounting practice by the Corporation or any Subsidiary; or

               (J) except as set forth on Schedule 4.2, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Corporation or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of the Corporation or any Subsidiary, or (iii) change in compensation or other benefits payable to any director, officer or employee of the Corporation or any Subsidiary pursuant to any severance or retirement plans or policies thereof.

     2.22 EMPLOYEE BENEFIT MATTERS. There is no existing single-employer plan defined in Section 4021(a) of ERISA in respect of which the Corporation or any Subsidiary is, or immediately after the First Closing will be, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively. There have been no reportable events as set forth in Section 4043(b) of ERISA in respect of any such plan, and no termination of any such plan since the effective date of ERISA, which could result in any tax, penalty or liability being imposed upon the Corporation or any Subsidiary. Neither the Corporation nor any Subsidiary has participated in, and the purchase of the Preferred Stock by the Investor will not involve, any "prohibited transaction" (as defined in Section 4975 of the Code) that could subject the Corporation, any Subsidiary, or the Investor to any tax or penalty imposed by said Section 4975. Since the effective date of ERISA, neither the Corporation nor any Subsidiary has incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA, to which the Corporation or any Subsidiary could be subject or for which it might be liable. Neither the Corporation nor any Subsidiary is, and immediately after the First Closing , neither will be, a party to, and none of the operations of the Corporation or any Subsidiary is or after the First Closing will be covered by, a multi-employer plan, as defined in Section 3(37) of ERISA.

     2.23 COLLECTIVE BARGAINING. Neither the Corporation nor any Subsidiary is, nor after the First Closing will be, a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or, to the best of the Corporation's Knowledge, threatened between the Corporation or any Subsidiary and its employees which have had, or so far as the Corporation can reasonably foresee, may have, a Material Adverse Effect.

     2.24 EMPLOYEES. The Corporation has delivered to the Investor copies of all employment and compensation contracts between the Corporation or any Subsidiary and officers and executives of the Corporation or such Subsidiary. No officer or key employee of the Corporation or any Subsidiary has advised the Corporation or any Subsidiary (in writing) that he or she intends to terminate employment with the Corporation or any Subsidiary, either as a result of the transactions contemplated by this Agreement or otherwise.

     2.25 NO BROKER'S OR FINDER'S FEES. Except as indicated on Schedule 2.25, no agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Corporation or any Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

     2.26 EXEMPTION FROM REGISTRATION. Based in part on the representations of the Investor herein, the offer, sale and delivery of the Preferred Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act and all applicable state securities laws.

     2.27 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Corporation or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

               (A) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

               (B) liabilities disclosed on any of the Schedules attached hereto; and

               (C) other undisclosed liabilities which, individually or in the aggregate, are not material to the Corporation or any Subsidiary.

     2.28 INSURANCE COVERAGE. The Corporation has furnished to the Investor a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Corporation or any Subsidiary. There is no claim by the Corporation or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely and the Corporation or any Subsidiary has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) remain in full force and effect, and all such policies of property and casualty and general liability insurance have been in effect since January 1, 1995. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Corporation or any Subsidiary. Neither the Corporation nor any Subsidiary knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. The Corporation and its Subsidiaries shall after the First Closing Date continue to have coverage under such policies and bonds (or other policies and bonds providing substantially similar insurance and bonding coverage) with respect to events occurring prior to the First Closing Date.

     2.29 DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Investor by or on behalf of the Corporation in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact regarding the Corporation or any Subsidiary known to the Corporation or any Subsidiary which the Corporation or any Subsidiary reasonably believes will materially and adversely affect the business or financial condition of the Corporation or any Subsidiary, which heretofore has not been set forth in this Agreement or in the other documents, certificates and written statements furnished or otherwise provided in writing to the Investor by or on behalf of the Corporation or any Subsidiary prior to the date hereof in connection with the transactions contemplated hereby. All information previously provided, or to be provided to Investor, and all Schedules contemplated hereby are, or shall be, respectively, true, accurate and complete in all material respects.

     2.30 SECURITIES FILINGS.

               (A) The Corporation and each Subsidiary has filed all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the "SEC"; such forms, reports, and documents, the "SEC Filings") since it was first required to make such filings. The SEC
     Filings:

               (1) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as applicable; and

               (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (B) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Filings has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly represents the financial position of the Corporation and its Subsidiaries as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the Unaudited Financials were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                                 ARTICLE III.
                        REPRESENTATIONS OF THE INVESTOR

     The Investor represents and warrants to the Corporation as follows:

     3.1 ORGANIZATION AND EXISTENCE. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to carry on its business as now being conducted.

     3.2 AUTHORITY. The Investor has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Investor, and no other proceedings on the part of the Investor are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, subject to (i) bankruptcy, insolvency and other similar laws now or hereafter affecting the enforcement of the rights of creditors generally and (ii) general principles of equity.

     3.3 NO VIOLATION. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Investor with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Investor, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, pledge agreement or other instrument or obligation to which the Investor is a party or by which such Investor may be bound, or (iii) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Investor.

     3.4 NO BROKER'S OR FINDER'S FEES. Except as indicated in Section 1.5 herein, no agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of such Investor in connection with this Agreement or the transaction contemplated hereby, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transaction contemplated hereby.

     3.5 INVESTMENT INTENT. The Investor is purchasing the Preferred Stock for the Investor's own account for investment and not with a view to the distribution thereof, and none of such Preferred Stock will be offered or sold in violation of the provisions of the Securities Act, or other applicable state securities laws. The Investor acknowledges that (i) it has conducted extensive due diligence concerning the Corporation, (ii) it has had the opportunity to make such inquiries of the Corporation, its Subsidiaries and their officers as it deemed relevant to its investment decisions, (iii) it has received such information as it deemed relevant and necessary to its purchase of the Preferred Stock, and (iv) the Preferred Stock may not be disposed of by it unless the Preferred Stock is registered for sale under the Securities Act and other applicable state securities laws or an exemption from registration is available.

     3.6 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. The Investor is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article III of this Agreement.

                                  ARTICLE IV.
                   POST-CLOSING COVENANTS OF THE CORPORATION

     4.1 POST-CLOSING COVENANTS. From the date of this Agreement and through the Second Closing Date (with respect to Sections 4.1(A) and (G) (1)-(4)), and for as long as the Investor continues to hold Preferred Stock that has not been converted to Common Stock (unless this Agreement is terminated sooner pursuant to Article VIII), the Corporation covenants that it will:

          (A) report immediately in writing, and in any event within five Business Days, after becoming aware of the existence of any condition or event which constitutes a breach of this Agreement or makes any of the Corporation's representations and warranties herein untrue or misleading;

          (B) make all SEC Filings required to be made pursuant to the Securities Act or the Exchange Act, or the rules promulgated thereunder;

          (C) deliver with reasonable promptness such other data and information regarding the books, records, business, property, or financial condition of the Corporation or any

     Subsidiary as from time to time may be required by Governmental Authorities governing the Corporation or any Subsidiary, or as may be reasonably requested by the Investor;

          (D) keep and maintain the property of the Corporation or any Subsidiary in compliance with, and will not cause or permit such property to be in violation of, any applicable Environmental Law in any material respect;

          (E) at all times maintain or cause to be maintained insurance with financially sound, established and reputable insurers with respect to such Properties and business (including, without limitation, fire, errors and omissions, directors and officers, and comprehensive general liability insurance) against loss or damage of the kinds customarily insured against by prudent corporations of established reputation engaged in the same or similar business and of similar situation and size as the Corporation or any Subsidiary; within thirty (30) days after the First Closing Date, such insurance policies on the assets of the Corporation or any Subsidiary shall name the Investor as an additional loss-payee, and shall not remove the Investor as an additional loss-payee without the Investor's prior written consent;

          (F) comply in all respects with all applicable statutes, rules, regulations and orders of all Governmental Authorities with respect to the conduct of its business and the ownership and use or operation of such Properties (including, without limitation, Environmental Laws and all applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), the violation of which could have a Material Adverse Effect;

          (G) promptly notify the Investor of:

              (1) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (2) any action, event or condition of any nature which would make any of the representations and warranties made by the Corporation untrue if such action, event or condition were in existence on the date of this Agreement;

              (3) any notice or other communication from any Governmental Authority received by the Corporation or any Subsidiary in connection with the transactions contemplated by this Agreement;

              (4) any actions, suits, claims, investigations, or proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting the Corporation or any Subsidiary that if pending on the date of this Agreement would have been required to be disclosed pursuant to Article II; and

              (5) any other action, event, or condition of any nature known to an officer of the Corporation or any Subsidiary (i) where there is a significant possibility that such action, event, or condition will lead to or result in a Material Adverse Effect on the Corporation or any Subsidiary, (ii) that, with or without notice or lapse of time or both, would constitute a material default under any other material agreement, instrument, or indenture to which the Corporation or any Subsidiary or material property of the Corporation or any Subsidiary, may be subject, or (iii) where there is a significant possibility that such action, event, or condition will result in any termination or material impairment of any other such material agreement, instrument, or indenture.

          (H) allow, upon reasonable notice, the Investor or its representatives reasonable access during normal business hours to all places where the Corporation or any Subsidiary conducts business;

          (I) upon reasonable notice and during normal business hours, give to the Investor, its counsel, financial advisors, auditors, and other authorized representatives full access to the offices, properties, books and records of the Corporation or any Subsidiary;

          (J) furnish the Investor, its counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information relating to the Corporation or any Subsidiary as such Persons shall reasonably request;

          (K) instruct the employees and agents of the Corporation or any Subsidiary to cooperate with the Investor in its investigation of the Corporation or any Subsidiary; and

          (L) comply with the terms of, and use reasonable efforts to cause any other party to comply with the terms of, the contracts listed on Schedule
     2.5 (as it may be updated from time to time), including without limitation the Operating Agreement.

     No investigation by the Investor or other information received by the Investor shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by the Corporation hereunder.

     4.2 NEGATIVE COVENANTS. From the date of this Agreement and through the Second Closing, the Corporation covenants that it will not, and that it will cause any Subsidiaries not to, without the prior written consent of the
Investor:

          (A) amend its articles of incorporation or bylaws or other Organizational Documents;

          (B) change the methods used in allocating and charging costs, except as may be required by applicable law, regulation, or GAAP;

          (C) except as provided in the Operating Agreement, merge or consolidate with any other Person or acquire a material amount of assets of any other Person or enter into any agreement with respect to same;

          (D) except as provided in the Operating Agreement, incur or agree to incur, or otherwise guarantee or become liable for, any commitment, obligation or liability, absolute or contingent, other than in the Ordinary Course of Business;

          (E) except as provided in the Operating Agreement, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or cause or permit any lien, security interest, mortgage, encumbrance or charge of any kind to attach upon any of its assets, whether now owned or hereafter acquired, except for capital leases and liens for taxes, assessments or governmental charges or levies which are not delinquent;

          (F) permit any insurance policy naming the Corporation or any Subsidiary as a beneficiary, insured or loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such cancellation or termination replacement policies providing substantially the same or greater coverage with comparable insurance carriers are in full force and effect;

          (G) except as provided in the Operating Agreement, enter into any business dealing or transaction, directly or indirectly, with any Affiliate of the Corporation or any Subsidiary, make any payments to any Affiliate of the Corporation or any Subsidiary or conduct or account for any existing transaction with any Affiliate of the Corporation or Subsidiary on other than an arm's length basis.

          (H) except as set forth on Schedule 2.2, change the number of shares of the Capital Stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its Capital Stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its Capital Stock;

          (I) except as provided in the Operating Agreement, create, incur, assume or permit to exist, or contract to create, incur, assume or permit to exist any new debt, capital lease obligations, liens or encumbrances on the Corporation's assets or any Subsidiary's assets except for:

              (1) debts, capital lease obligations, liens or encumbrances in existence or contracted for as of the date hereof or sought in conjunction with this Agreement and previously disclosed in writing to the Investor; or

              (2) debts, capital lease obligations, liens or encumbrances created or incurred in the Ordinary Course of Business.

          (J) cancel any debts or waive any claims or rights of value except in the Ordinary Course of Business;

          (K) except as provided in the Operating Agreement, create a new Subsidiary or permit any Subsidiary to create, incur, assume or permit to exist, or contract to create, incur, assume or permit to exist any debt in excess of $10,000;

          (L) except in the Ordinary Course of Business, and except as provided in the Operating Agreement, sell, lease or dispose, or contract to sell, lease or dispose, of more than 10% of its assets owned as of the date of this Agreement or acquired hereafter;

          (M) except as set forth on Schedule 4.2, and except for regular salary increases granted in the Ordinary Course of Business, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any employee benefit plan or change or modify the period of vesting or retirement age for any participant of such a plan;

          (N) make any material changes in the operation of the business;

          (O) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the Ordinary Course of Business, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

          (P) enter into any transaction, or enter into, modify or amend any contract or commitment other than in the Ordinary Course of Business, or enter into a partnership or joint venture with or provide management services for another company in a similar business;

          (Q) change any fiscal year or the length thereof;

          (R) fail to comply with the terms of the Preferred Stock;

          (S) terminate or agree to any amendment to, or make any waiver with respect to, any of the contracts listed on Schedule 2.5 hereto (as it may be updated from time to time).

     4.3 DEEMED APPROVAL. Prior to the Second Closing Date, if the Investor does not respond in writing within three (3) business days to the written request of the Corporation to take any of the actions listed in Section 4.2, the Investor shall be deemed to have approved such request.

     4.4 NO SOLICITATIONS. Until the termination of this Agreement, the Corporation will not, and will not permit its officers, directors, Subsidiaries, or officers or directors of any Subsidiary to:

               (A) solicit, initiate, encourage, conduct, or engage in any discussion, or enter into any agreement or understanding, with any other Person regarding the transfer, directly or indirectly, of any of the ownership interests of the Corporation or any Subsidiary or any material part of the Corporation's or any Subsidiary's assets; or

               (B) disclose any nonpublic information relating to the Investor or the Corporation or any Subsidiary, or afford access to any other Person to the property, books, or records of the Corporation or any Subsidiary, that the Corporation believes to be considering acquiring an interest in the Corporation or any Subsidiary.

If the Corporation becomes aware of any inquiry or request by another Person with respect to any such transfer or disclosure, the Corporation shall promptly notify the Investor of such inquiry, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter keep the Investor informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

     4.5  INFORMATION REQUIREMENTS.

               (A) As long as the Investor or an Affiliate of the Investor owns any of the Preferred Stock it acquires hereby, the Corporation covenants to the Investor that it will:

               (1) deliver or cause to be delivered to the Investor as soon as practicable after the end of each fiscal year of the Corporation, and in any event within 120 days thereafter, one copy of the audited consolidated and consolidating balance sheet (as at the end of such fiscal period) and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Corporation and any Subsidiaries for such fiscal period, including the notes thereto, setting forth in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and accompanied by a report thereon of an independent certified public accountant, selected by the Corporation and acceptable to the Investor, which report shall state that the audit was performed in accordance with AICPA standards and that such consolidated and consolidating financial statements present fairly, in all material respects, the consolidated and consolidating financial position of the Corporation and any Subsidiaries as at the dates indicated and the results of operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with GAAP;

              (2) deliver or cause to be delivered to the Investor as soon as practicable after the end of each of the quarterly fiscal periods in each fiscal year of the Corporation and any Subsidiaries, and in any event within 60 days thereafter, (i) one copy of the compiled consolidated and consolidating balance sheet (as at the end of such period) and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Corporation and any Subsidiaries for such period, including the notes thereto, and (ii) for the period from the beginning of the current fiscal year to the end of such quarterly fiscal period, the related consolidated and consolidating statements of income, retained earnings and cash flows of the Corporation and any Subsidiaries, including the notes thereto, in each case for such period, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the Responsible Officer of the Corporation as presenting fairly, in accordance with GAAP applied on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments;

               (3) deliver or cause to be delivered to the Investor as soon as practicable after the end of each fiscal month, and in any event within thirty (30) days thereafter, (i) one copy of the balance sheet (as of the end of such month) and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Corporation and any Subsidiaries for such period, all in reasonable detail and certified by the Responsible Officer of the Corporation as presenting fairly, in accordance with GAAP applied on a basis consistent with such fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments, and (ii) for each such fiscal month, a consolidated and consolidating statement of income setting forth in comparative form the budgeted and actual figures and the resulting variance for such month;

               (4) deliver or cause to be delivered to the Investor as soon as practicable prior to the end of each fiscal year of the Corporation, and in any event no later than 15 days prior to the end of the fiscal year of the Corporation, one copy of the annual budgets and forecasts setting forth in reasonable detail on a monthly basis such figures for the Corporation's next fiscal year and the detailed assumptions underlying the preparation of such budgets and forecasts;

              (5) promptly file and pay all income, employer, property, franchise and any other taxes for the Corporation and any Subsidiaries, and provide to the Investor in connection with the President's Report, and in no event later than 45 days after filing, signed copies of each federal and state income, employer, property, franchise and other tax returns and tax reports (except for state and local fuel tax returns for which a summary will suffice), as well as any requests for extension of the filing deadline;

              (6) provide to Investor a copy of each proposed or final Annual Operating Plan prepared pursuant to either the Operating Agreement or the Asphalt Ridge Project Operating and Management Agreement between Crown Asphalt Corporation and Crown Asphalt Ridge, L.L.C. (the "Management Agreement") simultaneously with its delivery to the Management Committee under the Operating Agreement;

              (7) provide to the Investor a copy of each proposed or final Annual Operating Budget prepared pursuant to either the Operating Agreement or the Management Agreement simultaneously with its delivery to the Management Committee under the Operating Agreement;

              (8) furnish the Investor copies of any reports prepared and distributed pursuant to either the Operating Agreement or the Management Agreement, including without limitation the reports described in Article 6 of the Management Agreement;

              (9) notify the Investor at least thirty (30) days prior to any amendment or change to any Annual Operating Plan or Annual Operating Budget described above; and

              (10) deliver to the Investor, contemporaneously with the filing, publication or distribution of such, copies of all SEC Filings, communications from the Corporation to its shareholders or directors, or communications from any Subsidiary to its shareholders, members, or managers or directors, as the case may be, after the date of this Agreement.

               (B) The Corporation shall have no obligations under Section 4.5(A) to any transferee of the Preferred Stock or of the Common Stock into which the Preferred Stock is converted, other than an Affiliate of the Investor.

     Nothing contained in this Article IV is intended to influence the general management or overall operations of the Corporation or any Subsidiary in a manner not permitted by applicable law and the provisions hereof shall automatically be reduced in compliance therewith.


                                  ARTICLE V.
                       CONDITIONS TO THE SECOND CLOSING

     5.1 CONDITIONS TO INVESTOR'S OBLIGATION WITH RESPECT TO SECOND CLOSING DATE. The Investor's obligation to pay the Tranche 2 Purchase Price in exchange for the Tranche 2 Preferred Stock listed in Schedule 1.1 is subject to the satisfaction, in the reasonable determination of the Investor, of the following conditions precedent:

               (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and those otherwise made in writing by or on behalf of the Corporation and delivered or otherwise provided to the Investor in connection with the transactions contemplated by this Agreement shall be true, correct and complete on and as of the Second Closing Date. The Investor shall have received a certificate signed by the Corporation to that effect.

               (B) COMPLIANCE WITH AGREEMENT. The Corporation and any Subsidiary shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Second Closing Date. The Investor shall have received a certificate signed by the Corporation to that effect.

               (C) LITIGATION. There shall not be instituted or pending to the Knowledge of the Corporation or any Subsidiary, any action or proceeding by any Person before any court or Governmental Authority, (i) seeking to restrain or prohibit the ownership or operation by the Corporation or any Subsidiary of all or any material portion of the business or assets of the Corporation or any Subsidiary, (ii) seeking to impose or confirm material limitations on the ability of the Investor to exercise full rights of ownership of its Preferred Stock or Common Stock, or (iii) seeking to require divestiture by any Investor or any

     Investor's Affiliate of any of its Preferred Stock or Common Stock. No injunction or restraining order, issued by a court of competent jurisdiction, which prohibits the consummation of, or materially and adversely affects, the transactions contemplated by this Agreement, shall be in effect.

               (D) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement by the Corporation or any Subsidiary and the consummation by the Corporation or any Subsidiary of the transactions contemplated by this Agreement shall have been duly and validly taken. All consents, approvals or waivers from third parties or from Governmental Authorities legally required in order to consummate the transactions contemplated by this Agreement, if any, shall have been obtained.

               (E) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change in the assets, liabilities, financial condition, business, operations or prospects of the Corporation or any Subsidiary which would have a Material Adverse Effect on the Corporation or any of its Subsidiaries, which would have a Material Adverse Effect on the Corporation or any of its Subsidiaries.

               (F) PROCEEDINGS. All corporate and other proceedings taken or to be taken by the Corporation or any Subsidiary in connection with the transactions contemplated by this Agreement and all documents incident to such proceedings shall be reasonably satisfactory in form and substance to the Investor and its counsel, and the Investor and its counsel shall have received all certified or other copies of such documents as the Investor or its counsel may reasonably request.

               (G) CONDUCT OF BUSINESS. Since the First Closing Date, the Corporation and any Subsidiaries shall have conducted the operations of their businesses consistent with past practices in the Ordinary Course of Business and shall have used reasonable efforts to preserve their business organizations intact and their good relationships with employees, customers, suppliers and others having business relationships with them.

               (H) ACCESS AND INFORMATION. The Corporation and any Subsidiaries shall have afforded the Investor and its counsel, accountants and other representatives full access during normal business hours, as the Investor may reasonably request, to all of the properties, books, contracts, commitments and records of the Corporation or such Subsidiaries and shall have furnished the Investor with all such information concerning the affairs of the Corporation or such Subsidiaries as the Investor may reasonably request.

               (I) DUE DILIGENCE. The Corporation and any Subsidiaries shall have supplied the Investor with, and the Investor shall have reviewed and approved all documents, records, financial statements, and other materials necessary for the Investor to complete a due diligence review of the Corporation and such Subsidiaries.

               (J)  CROWN ASPHALT RIDGE PROJECT.

               (1) All documents required for the equity financing necessary to finance the construction of a 660,000 tons/year oil sands (in raw materials) processing facility to be constructed in eastern Utah (the "Project") shall have been executed, including the Operating Agreement for Crown Asphalt Ridge, in form and substance satisfactory to the Investor, and there shall have been no events of default under such documents.

               (2) Crown Asphalt Ridge's contracts for the design, purchase and construction of the Project and all provisions thereof, including performance penalties and bonuses, and other primary contracts and agreements required by Investor, shall be in form and substance satisfactory to the Investor.

               (3) Product marketing plans for the output of the Project shall be in a form and substance satisfactory to the Investor.

               (4) A complete technical review (including environmental review and site audit) and analysis of the Project with respect to the integrity and feasibility of all engineering, site conditions, environmental requirements, design, technology, capacity, construction, completion schedule, final cost budget and operating specifications from the Investor's environmental consultant shall have been conducted and shall be satisfactory to the Investor.

               (5) All Governmental Authorizations, including all Environmental Permits, and approvals necessary to commence, construct and operate the Project shall have been obtained, or shall be obtained in the normal course of business.

               (6) Certificates of insurance and brokers' opinion letters demonstrating insurance coverage in types and amounts and with insurers which are rated "A" or better by A.M. Best & Corporation shall have been provided to the Investor, which will include title, property, builders all risk, comprehensive general liability, auto liability, excess liability, workers' compensation, boiler and business interruption insurance. All policies will contain provisions such that they shall not be invalidated by any acts or omissions of Crown Asphalt Ridge, will require issuer to provide at least 30 days written notice of cancellation or material change, will list Crown Asphalt Ridge and its Affiliates as their applicable interests appear, and include issuer's waiver of rights of subrogation, set-off and counterclaim against lenders.

               (7) Employment agreements in form and substance satisfactory to the Investor shall have been executed with respect to the president of the Corporation.

               (8) Terms of the electricity and natural gas purchase agreements with respect to the Project shall be satisfactory in form and substance to the Investor.

               (9) Current cost, budget, budget forecasts and projections for the Project, including projections of the pro rata rate of return, shall not be materially different from those presented to the Investor by any party on the First Closing Date.

               (10) The Corporation shall have provided a certificate to the effect that there have been no defaults by any party under the Operating Agreement.

               (11) The Corporation shall have certified to the Investor that
                    MCNIC has made the determination to proceed with the secondary capital contributions described in Section 3.4 of the Operating Agreement, and that all conditions to closing under the Operating Agreement have been satisfied.

     5.2 OTHER DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SECOND CLOSING DATE. The Corporation shall have delivered to the Investor on or prior to the Second Closing Date:

               (A) Certificates representing the shares of Tranche 2 Preferred Stock purchased by the Investor pursuant hereto;

               (B) A resolution of the board of directors of the Corporation authorizing the issuance of the Preferred Stock, and a certificate of the Secretary of the Corporation attesting to the authenticity of such resolution;

               (C) An opinion or opinions of counsel to the Corporation, dated the Second Closing Date, in form and substance reasonably satisfactory to the Investor. In rendering such opinion or opinions, such counsel may make customary assumptions and exceptions and may rely upon certificates of public officers and, as to matters of fact, upon a certificate of the Corporation;

               (D) The Right of Co-Sale Agreement executed and delivered in the form attached hereto as Exhibit C to the Corporation by Jay Mealey;

               (E) A check from the Corporation for reimbursement of expenses as described in Section 12.1 hereof.


                                  ARTICLE VI.
                           COVENANTS OF THE INVESTOR

     6.1 CONFIDENTIALITY. The Investor will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Corporation or any Subsidiary furnished to the Investor in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been

               (A) previously known on a nonconfidential basis by the Investor;

               (B) in the public domain through no fault of the Investor; or

               (C) later lawfully acquired by the Investor on a nonconfidential basis from sources other than the Corporation or any Subsidiary;

provided, that the Investor may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors, and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the Investor of the confidential nature of such information and are directed by the Investor to treat such information confidentially. The obligation of the Investor to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Investor will, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors, and agents to, destroy or deliver to the Corporation, upon request, all documents and other materials, and all copies thereof, obtained by the Investor or on its behalf regarding the Corporation or any Subsidiary in connection with the transactions contemplated by this Agreement that are subject to such confidence.

                                 ARTICLE VII.
                         COVENANTS OF ALL THE PARTIES

     7.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party hereto will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     7.2  CERTAIN FILINGS. The parties hereto shall cooperate with one another

          (A) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

          (B) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals, or waivers.

                                 ARTICLE VIII.
                                  TERMINATION

     8.1 TERMINATION EVENTS. In addition to any other rights or remedies a party hereto may have under this Agreement, at law or in equity, or otherwise, this Agreement may, by written notice given at or prior to the First Closing in the manner hereinafter provided, be terminated:

          (A) by the Investor, on the one hand, or the Corporation, on the other hand, if any representation or warranty made by the Corporation or of the Investor, respectively, shall not have been true, correct and complete when made, or a default or breach shall be made by the Corporation or the Investor, respectively, with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default has not been waived; provided, that before this Agreement is terminated pursuant to this Section 8.1(A), the party wishing to terminate hereunder must give the defaulting or breaching party ten (10) days written notice of intent to terminate, and state with reasonable specificity the reasons therefor. Upon receipt of such notice, the breaching or defaulting party shall have ten (10) days time in which to cure the breach or default. Upon such cure, the party giving notice shall no longer have the right to terminate pursuant to this Section 8.1(A) with respect to such breach or default.

          (B) by the Investor if all of the conditions set forth in Article V shall not have been satisfied on or before December 31, 1997, other than through failure of the Investor to comply fully with its obligations hereunder, and shall not have been waived by the Investor on or before such date;

          (C) by the Corporation, if all of the conditions set forth in Article V shall not have been satisfied on or before December 31, 1997, other than through failure of the Corporation to comply fully with its obligations hereunder, and shall not have been waived by the Corporation on or before such date;

          (D) by the Corporation, if the Second Closing has not occurred by the seventh business day following delivery of the certificate referred to in
     Section 5.2(J)(11) hereof; or

          (E) by mutual consent of all the parties to this Agreement.

     8.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 12.1, and Articles VI, X, XI, and XII, shall survive; provided, that if this Agreement is so terminated by a party because of an untrue, incorrect or incomplete representation or warranty, because of a default on or breach of any covenant, agreement or warranty contained herein, or because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure or refusal to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired. The exercise of the right to terminate this Agreement pursuant to Section 8.1 or otherwise shall not be an election of remedies. If the Agreement is terminated for any reason prior to the Second Closing, then Investor shall cause ECT Securities Corp. to return all but $9,000 of the Structuring Fee to the Corporation.

                                  ARTICLE IX.
                            RIGHTS OF FIRST REFUSAL

     9.1  INVESTOR'S RIGHT OF FIRST REFUSAL UPON ISSUANCE OF NEW SECURITIES.

          (A) The Investor, and each other holder of Preferred Stock shall have the right of first refusal to purchase (subject to Section 9.1(A)(1) below), pro rata, all (or any part) of any New Securities (as defined in this Article) that the Corporation or any Subsidiary (other than Crown Asphalt Ridge) may, from time to time, propose to sell or issue: for the express purpose of capitalizing, developing or acquiring a material new business (other than the Project or any business that is competitive with the Project).

               (1) Each such holder's pro rata share, for the purposes of this first offer right, is the ratio of the (a) number of shares of Common Stock into which the shares of all Preferred Stock then held by such holder is then convertible to (b) the sum of (i) the total number of shares of Common Stock then outstanding, on a fully diluted basis and (ii) the total number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock then outstanding.

               (2) The other provisions of Section 9.1 notwithstanding, the right of the Investor and each other holder of Preferred Stock under this Article IX shall only be to purchase that amount of the New Securities that will enable each such Person to maintain the percentage of equity ownership of the Corporation (calculated with respect to the Preferred Stock, on the basis of the Common Stock into which the Preferred Stock held by such Persons is convertible) held by such Person immediately before the issuance of such New Securities.

          (B) "New Securities" shall mean any equity securities of the Corporation, or any of its Subsidiaries, except Crown Asphalt Ridge, whether now authorized or not, and rights, options, or warrants to purchase such equity securities; provided, however, that "New Securities" does not include shares of Common Stock issued upon conversion of shares of Preferred Stock; and provided, further, that it does not include equity securities to which Article 8 of the Series A Preferred Stock Designation of Rights and Preferences applies.

          (C) In the event that the Corporation or any subsidiary proposes to undertake an issuance of New Securities, at least thirty-one (31) days before such issuance, it shall deliver to each holder of Preferred Stock written notice of its intention, describing in such notice the type of New Securities, the price, and the general terms upon which the Corporation proposes to issue the New Securities. Each such holder of Preferred Stock shall have twenty (20) days from the date of its receipt of any such notice to agree to purchase all or a part of its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. Each such holder of Preferred Stock shall have a right of over allotment such that if any holder fails to exercise its right hereunder to purchase its pro rata portion of the New Securities, the other holders may elect to purchase the nonpurchasing holder's portion on a pro rata basis, up to and including all of the New Securities proposed to be sold by the Corporation, within ten (10) days from the date such nonpurchasing party fails to exercise its right hereunder to purchase its pro rata share of New Securities.

               (D) In the event that the holders of Preferred Stock fail to exercise in full the right of first refusal within said twenty (20) plus ten (10) day period, the Corporation shall have ninety (90) days thereafter to sell the New Securities with respect to which the right of first refusal is not exercised (or initiate filing of a registration statement under the Securities Act, so long as the Corporation proceeds as promptly as possible to get the sale of such New Securities registered, and so long as they are in fact registered within one hundred fifty (150) days of the end of such twenty (20) plus ten (10) day period), at a price and upon general terms no more favorable to the Investor thereof than specified in the Corporation's or Subsidiary's notice. In the event the Corporation or any Subsidiary has not so sold the New Securities within said ninety (90) day period (or, if a registration statement is filed within such ninety (90) day period, said one hundred fifty (150) day period), the Corporation or any Subsidiary shall not thereafter issue or sell any New Securities, without first offering such New Securities to the holders of the Preferred Stock in the manner set forth above.

     9.2  CORPORATION'S RIGHT OF FIRST REFUSAL.

          (A) Subject to the provisions of Section 9.2(D) below, the Corporation shall have the right of first refusal to purchase all (or any part) of any Preferred Stock or Common Stock into which the Preferred Stock has been converted (collectively, for the purposes of this Section 9.2 only, the "Securities") that the Investor or any Affiliate may, from time to time, propose to sell.

          (B) In the event that the Investor or any Affiliate proposes to sell any of the Securities, at least thirty-one (31) days before such sale, it shall deliver to the Corporation written notice of its intention, describing in such notice the price at, and the general terms upon, which the Investor or Affiliate proposes to sell the New Securities. The Corporation shall have twenty (20) days from the date of its receipt of any such notice to agree to purchase all (but not less than all) of such Securities for the price and upon the general terms specified in the notice by giving written notice to the Investor.

          (C) In the event that the Corporation fails to exercise in full the right of first refusal within said twenty (20) day period, the Investor may proceed with the sale of the Securities, provided that such sale shall be at a price and upon general terms no more favorable to the purchaser than specified in the Investor's notice under Section 9.2(B) . In the event the Investor has not so sold the Securities within said ninety (90) day period, the Investor shall not thereafter sell any Securities, without first offering such Securities to the Corporation in the manner set forth above.

          (D) Sections 9.2(A), (B), and (C) notwithstanding, the
     Corporation shall have no right of first refusal hereunder with respect to
     (i) any sales or transfers of Securities between and among the Investor and/or its Affiliates, (ii) any sale of less than five percent (5%) of the Securities then held by the Investor and its Affiliates (counting the shares of Preferred Stock according to the ratio at which they are convertible into Common Stock) in a private sale of Securities, and (iii) any sale of less than ten percent (10%) of such securities in a sale other than a private sale.

                                  ARTICLE X.
                                INDEMNIFICATION

     10.1 INDEMNIFICATION BY THE CORPORATION.    The Corporation (for the
purposes of this Article X, the "Indemnifying Party") shall indemnify the Investor, its Affiliates, and their directors, officers, employees, agents and counsel (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all actions, suits, losses, liabilities, claims and damages, and expenses in connection therewith, including reasonable counsel's fees and disbursements, whether foreseeable or unforeseeable ("Indemnified Liabilities") to which any of them may become subject arising in connection with this Agreement, the transactions contemplated hereby, and any action, omission to act, occurrence or condition in connection herewith, regardless of (and including Indemnified Liabilities arising from) any Indemnitee's sole, ordinary, contributory or other negligence, other than gross negligence, including Indemnified Liabilities that arise out of or relate to any:

          (A) actual or proposed use by the Corporation and any Subsidiaries of the proceeds;

          (B) exercise by the Investor or any Affiliate of their respective rights under either this Agreement or the other transactions contemplated by this Agreement, or the terms of the Preferred Stock;

          (C) Proceedings brought against the Investor or any Affiliate in their capacity as shareholders in the Corporation;

          (D) breach by the Corporation of this Agreement, including without limitation any inaccuracy in any representation or warranty of the Corporation under this Agreement, the Schedules hereto, or any agreement, certificate of other document delivered or to be delivered by the Corporation pursuant hereto in any respect, whether or not the Indemnified Party relied thereon or had Knowledge thereof and without regard to any qualifications contained in such representations and warranties limiting such representations and warranties (a) to matters within the Knowledge of the Corporation or any Subsidiary, or (b) as to materiality;

          (E) breach or nonfulfillment of any covenant, agreement or other obligation of the Corporation under this Agreement or any agreement or document delivered pursuant hereto; and

          (F) violation by the Corporation or any Subsidiaries of any legal requirement including, without limitation, applicable Environmental Laws.

     10.2 LIMITATIONS. Section 10.1 hereof notwithstanding, no liability under this Article X shall be incurred after (i) the applicable statute of limitations with respect to liabilities arising under Sections 2.15 and 2.18, 10.1(A), 10.1(B), 10.1(C), or Article IV or Article IX, or (ii) two (2) years with respect to liabilities arising from breaches of any other Sections of this Agreement.

     10.3 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any Proceeding shall be brought or asserted under this Article X against an Indemnified Party in respect of which indemnity may be sought under this Article from an Indemnifying Party, the Indemnified Party shall give prompt written notice of such Proceeding to the Indemnifying Party who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Party be required to make any expenditure or bring any cause of action to enforce the Indemnifying Party's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Party's obligations under this Article. The Indemnified Party shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Party's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify the Indemnifying Party's obligations under this Article. In the event that the Indemnifying Party, within five days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof. Anything in this Article X to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Party. The Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Proceeding.

                                  ARTICLE XI.
                              REGISTRATION RIGHTS

     11.1  DEMAND REGISTRATION.

           (A) At any time on or after the date five (5) years after the original date of this Agreement, the holders ("Holders") of a majority (as measured by voting rights) of the aggregate of (i) the Preferred Stock, whether now owned or hereafter acquired, and (ii) the Common Stock previously issued upon conversion of the Preferred Stock, or that is otherwise owned by holders of Preferred Stock (collectively, the "Registerable Stock," provided, however, that as used in this Agreement, "Registerable Stock" shall not include any Preferred Stock or Common Stock issued upon conversion of the Preferred Stock which may be immediately sold pursuant to Rule 144 promulgated under the Securities Act, taking into account any volume of sale limitations therein) may make a written request that the Corporation effect the registration under the Securities Act (a "Demand Registration") of all or a portion of their shares of Registerable Stock. Such written request (the "Registration Request") shall identify the Holders making such Request (the "Requesting Holders"), the number of shares of Registerable Stock that each of them proposes to sell in the Demand Registration, whether the sale is to be made pursuant to a firm commitment underwriting and, if so, the identities of the managing underwriter(s) selected (subject to this Article Section 11) by the Requesting Holders and, if not, the other intended method of disposition thereof. The Corporation will promptly give written notice of such requested Demand Registration at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such requested Demand Registration to all other Holders, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

               (1) the Registerable Stock that the Corporation has been so requested to register by the Requesting Holders, then held by the Requesting Holders; and

               (2) all Registerable Stock of any other Holder entitled to request a Demand Registration under Section 11.1, and, subject to Section 11.2, all other Registerable Stock that any other Holder entitled to request the Corporation to effect an Incidental Registration (as such term is defined in Section 11.2) pursuant to Section 11.2 (all such holders of Registerable Stock, together with the Requesting Holder, the "Selling Holders") has requested the Corporation to register by written request received by the Corporation within fifteen (15) days after the receipt by such Holders of such written notice given by the Corporation, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registerable Stock so to be registered; provided that, subject to Sections 11.1(C) and (E), and the next sentence of this paragraph, the Corporation shall not be obligated to effect more than two (2) Demand Registrations pursuant to this Section 11.1. Except as expressly provided hereinbelow, only Completed Demand Registrations (defined hereinbelow) will constitute Demand Registrations for purposes of this Section 11.1(A).

     Promptly after the expiration of the fifteen (15) day period referred to in
Section 11.1(A)(2), the Corporation will notify all the Selling Holders of the other Selling Holders and the number of shares of Registerable Stock requested to be included therein by each of them. A majority of the Requesting Holders (as measured by voting rights of their Registerable Stock) requesting a registration under this Section 11.1(A) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Selling Holders, by providing a written notice to the Corporation revoking such request, in which case such request, so revoked, shall not be considered a Completed Demand Registration (as hereinafter defined). Notwithstanding anything to the contrary contained in this
Article XI, the Corporation shall not be required to prepare, or file with the SEC, a registration statement for any Demand Registration if the number of shares of Registerable Stock for which requests for registration therein have been received from Selling Holders is less than the number of shares which, based on prevailing market prices, or a reasonable good faith estimate of the price at which such shares of Registerable Stock will be sold pursuant to such Demand Registration, will result in gross proceeds to the Selling Holders of less than $3,000,000. The Corporation shall promptly notify all Selling Holders of its decision in this regard and such Demand Registration shall not be deemed to be a Completed Demand Registration if the Corporation elects not to proceed with such Demand Registration.

          (B) The Corporation will pay all Registration Expenses in connection with any Demand Registration, whether or not it constituted a Completed Demand Registration, unless such Registration Expenses are incurred in connection with a Demand Registration that is revoked by the Requesting Holder for reasons other than market conditions, underwriter recommendation or other reason not within the control of the Requesting Holder.

          (C) Except as otherwise provided in Section 11.1(A) above, a registration requested pursuant to this Section 11.1 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least ninety (90) days (or such shorter period in which all Registerable Stock of the Holders included in such registration has actually been sold thereunder) (a "Completed Demand Registration"); provided that if after any registration statement requested pursuant to this Section 11.1 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority due to the actions or omissions to act of the Corporation and (ii) less than 75% of the shares of Registerable Stock included in such registration have been sold thereunder, such a registration statement shall be at the sole expense of the Corporation and shall not be considered a Completed Demand Registration. Notwithstanding the foregoing, if any such interference was primarily due to any actions or omissions to act, of any of the Selling Holders, then irrespective of the number of shares of Registerable Stock that have been sold thereunder, such registration statement shall be considered a Completed Demand Registration.

          (D) If a Demand Registration involves a Public Offering and the managing underwriter shall advise the Corporation and the Requesting Holders that, in its view, (i) the number of securities requested to be included in such registration (including Common Stock which the Corporation proposes to be included which is not Registerable Stock) or (ii) the inclusion of some or all of the shares of Registerable Stock owned by the Selling Holders, in either case, exceeds the largest number of shares of Registerable Stock which can be sold without having a Material Adverse Effect on such offering, including the price at which such shares of Registerable Stock can be sold (the "Maximum Offering Size"), the Corporation will include in such registration, in the priorities listed below, up to the Maximum Offering Size:

               (1) first, all shares of Registerable Stock requested to be registered by the Requesting Holders and all other Selling Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of shares of Registerable Stock requested to be registered);

               (2) second, all shares of Registerable Stock requested to be included in such registration pursuant to Section 11.2; and

               (3) third, any Common Stock proposed to be registered by the Corporation.

          (E) If Registerable Stock representing at least 50% of the number of shares requested to be registered in the Demand Registration is not included in any Demand Registration, then such Requesting Holders may request, subject to the minimum offering size requirements in Section 11.1(A), that the Corporation effect a registration under the Securities Act in addition to those required under Section 11.1(A) of all or part of such Holders' Registerable Stock in accordance with the provisions of this
     Section 11.1, and the Corporation shall pay the Registration Expenses in connection with such additional registration.

          (F) Notwithstanding anything to the contrary in this Article XI, if, following receipt by the Corporation of a written request for a Demand Registration from Holders of Registerable Stock and prior to the effectiveness thereof, any facts, events, developments or circumstances arise which have not been disclosed publicly and public disclosure of which, in the reasonable and good faith judgment of the board of directors of the Corporation, would cause material harm or damage or a loss of a material benefit or business or strategic opportunity to the Corporation, the Corporation may suspend further preparation and processing of such Demand Registration until the earlier of (i) sixty (60) days after written notice of such suspension is given to the Requesting Holders, or (ii) two
     (2) business days after the date that such information is publicly disclosed by the Corporation in a press release, a report filed under the Securities Exchange Act or in the registration statement being prepared for the Demand Registration, whichever first occurs.

          (G) Notwithstanding anything to the contrary contained in this
     Article XI, if a request is made by any Requesting Holders under Section 11.1(A) that would obligate the Corporation to effectuate a Demand Registration of Registerable Stock, then, notwithstanding anything to the contrary contained in this Section 11.1, the Corporation may elect, within twenty (20) days of its receipt of such request, to use its best efforts to effectuate a Public Offering of its securities in place of the Demand Registration. In such event, the Corporation shall notify the Requesting Holders thereof in writing prior to the expiration of such 20-day period and in that event (i) the Corporation shall be released from its obligation to effectuate the Demand Registration that was the subject of such Registration Request, provided that such Demand Registration shall not constitute a Completed Demand Registration for purposes of this Article XI, and (ii) the Public Offering shall constitute an Incidental Registration under Section 11.2 hereof and all Holders of Registerable Stock shall be entitled to include their Registerable Stock therein, subject, however, to the terms, conditions and limitations applicable to Incidental Registrations contained in this Article XI.

     11.2 INCIDENTAL REGISTRATION.

          (A) If the Corporation proposes to register any of its Common
     Stock under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Corporation, or (iii) in connection with any acquisition by the Corporation of another business), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 11.2(B), give prompt written notice at least thirty
     (30) days prior to the anticipated filing date of the registration statement relating to such registration to each Holder as of the date of this Agreement, which notice shall set forth such Holder's rights under this Section 11.2 and shall offer such Holders the opportunity to include in such registration statement such number of shares of Registerable Stock as each such Holder may request (an "Incidental Registration"). Upon the written request of any such Holder made within fifteen (15) days after the receipt of notice from the Corporation (which request shall specify the number of shares of Registerable Stock intended to be disposed of by such Holder), the Corporation will use its best efforts to effect the registration under the Securities Act of all Registerable Stock which the Corporation has been so requested to register by such Holders, to the extent requisite to permit the disposition of the Registerable Stock so to be registered; provided that (i) if such registration involves a Public Offering, all such Holders requesting to be included in the

     Corporation's registration must sell their Registerable Stock to the underwriters selected as provided in Section 11.4(F) on the same terms and conditions as apply to the Corporation and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 11.2(A) and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such stock, the Corporation shall give written notice to all such Holders and, thereupon, shall be relieved of its obligation to register any Registerable Stock in connection with such registration (without prejudice, however, to rights of any Holder under Section 11.1). No registration effected under this Section 11.2 shall relieve the Corporation of its obligations to effect a Demand Registration to the extent required by Section 11.1. The Corporation will pay all Registration Expenses in connection with each registration of Registerable Stock requested pursuant to this Section 11.2.

          (B) If a registration pursuant to this Section 11.2 involves a Public Offering (other than a Public Offering pursuant to a Demand Registration as to which the applicable provisions with respect to priority of inclusion in such offering are set forth in Section 11.1(D)) and the managing underwriter advises the Corporation that, in its view, the number of shares of Registerable Stock that the Corporation and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Corporation will include in such registration, in the following priority, up to the Maximum Offering Size:

               (1) first, so much of the Common Stock proposed to be registered by the Corporation as would not cause the offering to exceed the Maximum Offering Size; and

               (2) second, all other shares of Registerable Stock requested to be included in such registration pursuant to this Section (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of shares of Registerable Stock requested to be so included).

     11.3 HOLDBACK AGREEMENTS. If any registration of Registerable Stock shall be in connection with a Public Offering, each Holder, whether it is or is not a Selling Holder, agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registerable Stock, and not to effect any such public sale or distribution of any other Common Stock of the Corporation or of any stock convertible into or exchangeable or exercisable for any Common Stock of the Corporation (in each case, other than as part of such Public Offering) during the fourteen (14) days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Corporation and (ii) one hundred eighty (180) days.

     11.4 REGISTRATION PROCEDURES. Whenever Holders of Registerable Stock request that any shares thereof be registered pursuant to Section 11.1 or 11.2 ("Participating Holders"), the Corporation will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registerable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (A) The Corporation will as expeditiously as practicable prepare and file with the SEC a registration statement on any form for which the Corporation then qualifies or which counsel for the Corporation shall deem appropriate and which form shall be available for the sale of the Registerable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective and to remain effective for a period of not less than ninety (90) days, or such lesser number of days within which the shares of Registerable Stock registered thereunder have been sold.

          (B) The Corporation will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Participating Holder and each underwriter, if any, of the Registerable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Corporation will furnish to such Participating Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registerable Stock owned by such Participating Holder.

          (C) After filing of the registration statement, the Corporation will promptly notify each Participating Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it, if entered.

          (D) The Corporation will use its best efforts to (i) register or qualify the Registerable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Participating Holder reasonably (in light of such Participating Holder's intended plan of distribution) requests and (ii) cause such Registerable Stock to be registered with or approved by such other Governmental Authorities or as may be necessary by virtue of the business and operations of the Corporation and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition of the Registerable Stock owned by such Participating Holder; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (D), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

          (E) The Corporation will immediately notify each Participating
     Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and shall make available to each such Participating Holder any such supplement or amendment, promptly after such supplement or amendment may be used in connection with the offer or sale of the Registerable Stock without thereby violating any federal or state securities laws.

          (F) (i) A majority in interest of the Requesting Holders exercising their Demand Registration rights will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by the Requesting Holders of a Demand Registration, provided that the Corporation's approval of such underwriter or underwriters shall be required, with such approval not to be unreasonably withheld, and (ii) the Corporation will select an underwriter or underwriters in connection with any other Public Offering, provided that a majority in interest of the Requesting Holders must approve of such underwriter or underwriters, with such approval not to be unreasonably withheld. In connection with any Public Offering, the Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registerable Stock in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the National Association of Securities Dealers ("NASD"), if required by the NASD.

          (G) Upon the execution of confidentiality agreements in form and substance satisfactory to the Corporation, the Corporation will make available for inspection by any Participating Holder and any underwriter, in each case participating in any disposition pursuant to a registration statement being filed by the Corporation pursuant to this Section 11.4, and any attorney, accountant or other professional retained by any such Participating Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Corporation determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement of a material fact or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Participating Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Corporation or its Affiliates unless and until such is made generally available to the public. Each Participating Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (H) In connection with any Public Offering in which Holders participate, the Corporation will use its best efforts to furnish, or to cause to be furnished, to each such Participating Holder and to each such underwriter, if any, a signed counterpart, addressed to each such Participating Holder and such underwriter, of (i) an opinion or opinions of counsel to the Corporation and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Participating Holders or the managing underwriter therefor reasonably requests.

          (I) The Corporation will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (J) The Corporation may require each Participating Holder to, and each such Holder shall, as a condition to the inclusion of its Registerable Stock in the Registration Statement, promptly furnish in writing to the Corporation such information regarding the distribution of the Registerable Securities as the Corporation may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          (K) Each such Participating Holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 11.4(E), such Participating Holder will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Participating Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.4(E), and, if so directed by the Corporation, such Participating Holder will deliver to the Corporation all copies, other than any permanent file copies then in such Participating Holder's possession, of the most recent prospectus covering such Registerable Stock at the time of receipt of such notice. In the event that the Corporation shall give such notice, the Corporation shall extend the period referred to in Section 11.4(A)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 11.4(E) to the date when the Corporation shall make available to such Participating Holder a prospectus supplemented or amended to conform with the requirements of Section 11.4(E).

     11.5 PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting agreement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

     11.6 STOCK LEGENDS. All stock certificates representing Preferred Stock issued pursuant to the provisions of this Agreement or Common Stock issued upon the conversion of such Preferred Stock shall bear a legend stating that such shares are subject to the provisions of this Agreement.

                                 ARTICLE XII.
                                 MISCELLANEOUS

     12.1 EXPENSES. Whether or not the purchase of the Preferred Stock herein contemplated is consummated, the Corporation agrees to pay directly, on the Second Closing Date, $30,000 of the Investor's reasonable expenses in connection with preparation, execution and delivery of this Agreement and the transactions contemplated hereby and thereby, including, but not limited to, the reasonable out-of-pocket expenses of the Investor, charges and disbursements of special and local counsel, duplicating costs, and all similar expenses relating to any amendment, modification, waivers or consents requested pursuant to the provisions hereof, and any amendments, waivers, or consents resulting from any renegotiation or restructuring relating to the performance of the Corporation under this Agreement. The Corporation also agrees that it will pay and save the Investor harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Preferred Stock, whether or not any shares of Preferred Stock are then outstanding. The obligations, if unpaid, of the Corporation under this Section
12.1 shall survive the issuance of the Preferred Stock.

     12.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

     12.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Investor, on the one hand, or the Corporation, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Corporation or the Investor, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.3.

     12.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) mailed by registered or certified mail (return receipt requested), whereupon notice shall be deemed given three days after mailing, or (iii) sent by telecopy with confirmation, to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

     If to the Corporation, to:  Crown Energy
                                 215 South State, Suite 550
                                 Salt Lake City, Utah  84111
                                 Attn:  Mr. Jay Mealey
                                 Telecopy Number:  (801) 537-5609

     with a copy to:             Ray, Quinney & Nebeker
                                 79 South Main
                                 Salt Lake City, Utah  84145
                                 Attn:  Mr. Lorin Patterson
                                 Telecopy Number:  (801) 532-7543

     If to the Investor, to:     Enron Capital & Trade Resources Corp.
                                 P.O. Box 1188
                                 Houston, Texas  77002
                                 Attn:  Mr. Tony Valentine
                                 Telecopy Number:  (713) 646-8048

     with a copy to:             Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                 3500 Texas Commerce Tower
                                 600 Travis
                                 Houston, Texas 77002
                                 Attention: Mr. H. William Swanstrom
                                 Telecopy number:  (713) 223-3717

     12.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Corporation without the prior written consent of the Investor. No permitted assignment shall relieve the assigning party of any of its obligations hereunder.

     12.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     12.7 DISPUTE RESOLUTION.

          (A) If a dispute arises between the parties hereto regarding any issue that relates to this Agreement, the parties agree that their respective representatives shall meet and consult in good faith in an attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiative of arbitration proceedings under the Commercial Arbitration Rules of the American Arbitration Association.

          (B) In the event the parties are unable to resolve their differences, such dispute shall be submitted to arbitration. Arbitration shall be conducted in Houston, Texas, or Salt Lake City, Utah, under the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration proceedings shall be conducted before a panel of three members of the State Bar of the State in which the arbitration is conducted, actively engaged in commercial transactions. The parties agree that discovery shall be limited and shall be handled expeditiously. Discovery proceedings available in litigation before the courts shall not apply in an arbitration conducted pursuant to this Agreement. However, each party shall produce relevant and non-privileged documents or copies thereof requested by the other party within the time limits set and to the extent required by order of the arbitrators. All disputes regarding discovery shall be promptly resolved by the arbitrators. Strict rules of evidence shall not apply in such arbitration. The parties may offer such evidence as they desire and the arbitrators shall accept such evidence as the arbitrators deems relevant to the issues and accord it such weight as the arbitrators deem appropriate. In rendering the award, the arbitrators shall determine the respective rights and obligations of the parties according to the laws of the State of Texas. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrator all of the prevailing party's costs and fees. "Costs and fees" shall include the reasonable pre-award expenses of the arbitration, including arbitrator's fees, administrative fees, witness fees and attorney's fees. The parties and arbitrators shall treat all aspects of the arbitration proceedings, including without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential. The arbitrators' decision may include any remedy contemplated by this Agreement.

          (C) It is the intent of the parties that, excepting extraordinary circumstances, any arbitration shall be concluded within four months of the date arbitration is commenced. The parties may, upon agreement, extend the time limits or the arbitrators may determine that such an extension is necessary in the interest of justice.

           (D) The arbitrators will use their best efforts to issue a final award within forty-five days after closure of the proceedings. The arbitration award shall be in writing and specify the factual and legal basis for the award.

           (E) Either party may appeal the arbitrators' award to an appellate arbitrator by filing with the AAA within twenty days after transmittal of the award, a written brief, not to exceed twenty pages stating the reason(s) why the arbitrators' decision should be reversed or modified. The opposing party shall file with the AAA and serve on the appealing party within twenty days of receiving the appeal brief, and opposition brief not to exceed twenty pages. The appellate arbitrator shall be appointed directly by the AAA without submission of a list by the parties, and shall be a retired judge of a court of record of the State in which the arbitration is conducted.

           (F) If no appeal is filed, the arbitrators' decision shall be final and binding upon the parties. If an appeal is filed, the decision of the appellate arbitrator's decision shall be final and binding upon the parties. Judgment upon the award of the arbitrators, if no appeal was made, or upon the decision of the appellate arbitrator, if an appeal was filed, may be ordered and enforced by a court of competent Jurisdiction.

     12.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.9 NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

     12.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     12.11 ENTIRE AGREEMENT. This Agreement, including the documents, instruments and agreements referred to herein, and the agreements and documents executed contemporaneously herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     12.12 ATTORNEYS' FEES. In the event any party hereto institutes a lawsuit against any other party hereto for a claim arising out of or to specifically enforce this Agreement, the losing party shall pay the reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit. The obligations under this Section 12.12 are in addition to those described in
Article X.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                              CROWN ENERGY CORPORATION

                              By:    /s/ JAY MEALEY
                              Name:  Jay Mealey
                              Title: President


                              ENRON CAPITAL & TRADE RESOURCES
                              CORP.

                              By:    /s/ TONY A. VALENTINE
                              Name:  Tony A. Valentine
                              Title: Director


Appendix A - Definitions

Exhibit A - Series A Preferred Stock Designation of Rights and Preferences Exhibit B - Warrant Agreement
Exhibit C - Form of Right of Co-Sale Agreement
Exhibit D - Environmental Laws

Schedule 1.1 - Issuance of Preferred Stock
Schedule 2.2 - Capitalization
Schedule 2.3 - Subsidiaries and Affiliates
Schedule 2.5 - Material Contracts
Schedule 2.7 - Debt
Schedule 2.8 - Compliance with Laws
Schedule 2.10 - Real Property
Schedule 2.15 - Intellectual Property
Schedule 2.20 - Financial Statements
Schedule 2.25 - Broker's Fees of the Corporation
Schedule 3.4 - Broker's Fees of the Investor

                                  APPENDIX A
                                  DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Where a defined term in this Agreement derives its meaning from a statutory reference, for the purposes of this Agreement any regulatory definition promulgated pursuant to the applicable statute shall be deemed to be applicable to the extent its definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it. Any specific references to a law shall include any amendments to it promulgated from time to time.

     Notwithstanding the following definitions, if any Environmental Law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. To the extent that the laws or regulations of the State of Texas establish a meaning for a term defined in this Agreement through reference to federal Environmental Law that is broader than the meaning specified in such federal Environmental Law, such broader meaning set forth in the state Environmental Law shall apply.

     "Aboveground Storage Tank" means a nonvehicular device constructed of nonearthen materials located above the ground surface or above the floor of a structure that is below the ground and that is designed to contain Hazardous Substances.

     "ACM" means asbestos or any material containing more than one percent (1%) asbestos (as determined under Environmental Laws) that is friable or which bears a risk of becoming friable if not abated.

     "Affiliate" means, with respect to a specified Person, (a) any Entity of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (b) if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any Entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (c) if such Person is an Entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect Beneficial Owner of 10% or more of any class of equity security of, or other financial interest in, such Entity; or (d) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, "executive officer" means the president, any vice president in charge of a principal business unit, division or function such as sales, administration, research and development, or finance, and any other officer, employee or other Person who performs a policy making function or has the same duties as those of a president or vice president. For purposes of this definition,

"control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When used without reference to a particular Person, "Affiliate" means an Affiliate of the Corporation or the Shareholders.

     "Agreement" means this Stock Purchase Agreement, including the schedules and exhibits attached hereto, which are hereby incorporated herein.

     "Balance Sheet Date" shall have the meaning set forth in Section 2.22.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act.

     "Best Efforts" means those efforts which a prudent individual desirous of achieving a result would exert in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Business Facility" means any land, building, structure, installation, equipment, pipe or pipeline (including any pipe into a sewer or publicly owned treatment works), well, pit, pond, lagoon, impoundment, ditch, landfill, storage container, motor vehicle, rolling stock, vessel or aircraft owned, leased, operated or controlled by the Corporation or any Subsidiary.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., as amended or reauthorized from time to time.

     "First Closing " shall have the meaning set forth in Section 1.2.

     "First Closing Date" means the date and time as of which the First Closing actually takes place.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Common Stock" means any class or series of the common stock, $0.02 per share par value, of the Corporation.

     "Crown Asphalt Ridge" shall mean Crown Asphalt Ridge, L.L.C., a Utah limited liability company of which the Corporation is a unitholder, and any successors thereto.

     "Disposal" (or "disposed") shall have the meaning specified in RCRA.

     "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on or condition to the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute or contract.

     "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature.

     "Environmental Claim" means any claim; demand; action; cause of action; suit; liability, criminal liability, judgment, governmental or private investigation relating to Remediation or compliance with Requirements of Environmental Laws; proceeding; lien; personal injury; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover costs related to, or seeks to impose liability regarding the Corporation, any Business Facility or operations conducted at any Business Facility for (i) improper use or treatment of wetlands, pinelands or other protected lands or the protection or preservation of wildlife species; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials); (iv) explosives; (v) pollution, contamination, preservation, protection, remediation or clean-up of the air, surface water, ground water, soil or wetlands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Hazardous Substances and the effects thereof; (viii) the manufacture, processing, distribution in commerce, use, treatment, storage, disposal or Remediation of Hazardous Substances; (ix) injury to, death of or threat to the health or safety of any person or persons caused directly or indirectly by Hazardous Substances; (x) destruction caused directly or indirectly by Hazardous Substances or the release of any Hazardous Substance on any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Hazardous substances; (xii) community right-to-know and other disclosure laws or (xiii) maintaining, disclosing or reporting information to Governmental Authorities under any Environmental Law. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require Remediation and any claim based upon any asserted or actual breach or violation of any Requirements of Environmental Law, or upon any event, occurrence or condition as a consequence of which, pursuant to any Requirements of Environmental Law, (y) any owner, operator or person having any interest in any Business Facility shall be liable with respect to any Environmental Claim or otherwise suffer any loss or disability or (z) any Business Facility shall be subject to any restriction on use, ownership or transferability. An "Environmental Claim" further includes a proceeding to issue, modify, revoke or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding or occurrence attempts to redress violations of any applicable Environmental Permit or will materially impair the Corporation's or any Subsidiary's current financial condition or its ability to conduct its business operations or to continue in business as a going concern.

     "Environmental Laws" means the laws described on Exhibit D attached hereto and incorporated herein for all purposes and any and all other laws, rules, regulations, ordinances, orders or guidance documents now or hereafter in effect of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority or any judicial or administrative decision relating thereto that relate to (i) wetlands, pinelands or other protected lands or the protection and preservation of wildlife species; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials); (iv) explosives; (v) pollution, contamination, preservation, protection, or clean-up of the air, surface water, ground water, soil or wetlands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation;
(vii) exposure of persons or property to Hazardous Substances and the effects thereof; (viii) injury to, death of or threat to the safety or health of employees and any other persons; (ix) the manufacture, processing, distribution in commerce, use, treatment, storage, disposal or Remediation of Hazardous Substances; (x) destruction, contamination of, or the release onto any property (whether real or personal) directly or indirectly connected with Hazardous Substances; (xi) the implementation of spill prevention and/or disaster plans relating to Hazardous Substances; (xii) community right-to-know and other disclosure laws or (xiii) maintaining, disclosing or reporting information to Governmental Authorities under any Environmental Law.

     "Environmental Permits" means any permit, license, certificate, registration, notice of intent, identification number, exemption, approval or other authorization relating to the business or operations of the Corporation or any Subsidiary, or any Business Facility required by any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     "Escrow Agreement" shall mean the escrow agreement between the parties hereto executed simultaneously herewith in the form attached hereto as Exhibit C.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted United States accounting principles, consistently applied. As applied to the Corporation, GAAP means those accounting principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the Corporation furnished to the Purchaser, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and cash flows, of the Corporation.

     "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

     "Governmental Authorization" means any permit, license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

     "Guymon License" shall mean that License Agreement dated as of January 20, 1989, between Park Guymon Enterprises, Inc., as licensor, and Crown Asphalt Corporation, as licensee, covering the state of Utah, and including any amendments thereto.

     "Hazardous Substances" means (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "contaminant," "hazardous materials" or "toxic substances," under any Environmental Law, (ii) those substances listed in 49 C.F.R. 172.101 and in 40 C.F.R. Part 302; (iii) any material, waste or substance which is (A) petroleum, oil or a fraction or constituent thereof, except for those naturally occurring in the oil sands in place in their undisturbed condition, (B) ACM, (C) polychlorinated biphenyls,
(D) formaldehyde, (E) designated as a "hazardous substance" pursuant to 33 U.S.C. (S) 1321 or listed pursuant to 33 U.S.C. (S) 1317; (F) explosives or (G) radioactive materials (including naturally occurring radioactive materials);
(iv) Solid Wastes that pose imminent and substantial endangerment to health or the environment; (v) radon gas in an ambient air concentration exceeding four picocuries per liter (4 pCi/l); (vi) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any federal, state or local law or regulation.

     "Intellectual Property Assets" shall have the meaning set forth in Section 3.17.

     "Knowledge" or "known" - An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. An Entity shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, employee, general partner, executor or trustee (or in any similar capacity) of such Entity has, or at any time had, knowledge of such fact or other matter. Each such Person is understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in any statement qualified as "known" by such Person or the "knowledge" of such Person.

     "Legal Requirement" means any law, statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority.

     "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

     "Loss" means any loss, damage, injury, harm, detriment, decline in value, lost opportunity, Liability, exposure, claim, demand, Proceeding, settlement, judgment, award, punitive damage award, fine, penalty, Tax, fee, charge, cost or expense (including, without limitation, costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as with, respect to compliance with the Requirements of Environmental Law, expenses of Remediation and any other remedial, removal, response, abatement, cleanup, investigative, monitoring, or record keeping costs and expenses.

     "MCNIC" means MCNIC Pipeline & Processing Company and its parent corporation, MCN Energy Group.

     "Material Adverse Effect" means any material adverse change in the condition (financial or otherwise), business, operations, properties, prospects, assets or Liabilities of the Corporation or any Subsidiary (whether or not covered by insurance).

     "Operating Agreement" means the Operating Agreement between MCNIC Pipeline and Processing Company and Crown Asphalt Corporation relating to the operation of the Project, dated September 3, 1997.

     "Order" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

     "Ordinary Course of Business" means an action taken by a Person shall be deemed to have been taken in the "Ordinary Course of Business" if:

          (i) such action is recurring in nature, is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (ii) if such Person is an Entity such action is not required to be authorized by the board of directors of such Entity (or by any Person or group of Persons exercising similar authority), is not required to be authorized by the shareholders or other equity owners (if any) of such Entity, and does not require any other separate or special authorization of any nature; and

          (iii) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such Person.

     "Organizational Documents" means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a general partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited partnership, the limited partnership agreement and the certificate of limited partnership of such limited partnership; with respect to a trust, the instrument establishing such trust; and with respect to any other Entity, any charter document or other document executed, adopted, approved, ratified or filed in connection with the formation, creation, constitution or organization of such Entity, in each case including any and all amendments or modifications thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any individual, Entity or Governmental Authority.

     "Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that covers any employee or former employee of any Corporation or any of its Subsidiaries.

     "Proceeding" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation, challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

     "Public Offering" means an underwritten public offering of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act.

     "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., as amended from time to time.

     "Registration Expenses" means (i) all registration and filing fees, (ii) fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications), (iii) printing expenses, (iv) internal expenses of the Corporation (including, without limitation, salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the

Corporation and customary fees and expenses for independent certified public accountants retained by the Corporation (including the expenses of any comfort letter or letters requested pursuant to any provision of this Agreement), (vi) the reasonable fees and expenses of any special experts retained by the Corporation in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Requesting Holders, (viii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and arrangements by a "qualified independent underwriter" and (ix) all other fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of the Registerable Stock, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Requesting Holders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

     "Release" (or "released") shall have the meaning specified in CERCLA.

     "Remediation" means any action necessary to ensure compliance with the Requirements of Environmental Law including (i) the removal and disposal or containment (if containment is practical under the circumstances and is permissible within Requirements of Environmental Law) or monitoring of any and all Hazardous Substances at any Business Facility; (ii) the taking of reasonably necessary precautions to protect against the release or threatened release of Hazardous Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility or any surrounding areas thereof; (iii) any action necessary to mitigate the usurpation of wetlands, pinelands or other protected land or reclaim the same or to protect and preserve wildlife species; (iv) any action necessary to meet the requirements of to an Environmental Permit or (v) any other action reasonably required to satisfy Requirements of Environmental Law imposed upon the Corporation, any Subsidiary, any Business Facility and/or any operation thereon.

     "Requirements of Environmental Law" means all requirements, conditions, restrictions or stipulations of Environmental Laws imposed upon or related to the Corporation, any Subsidiary, any Business Facility or any operation conducted on any Business Facility.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Solid Waste" shall have the meaning ascribed to it in RCRA.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, joint stock association, business trust or other Entity which is, directly or indirectly, owned or controlled by another Person or any other Person which is itself a Subsidiary within the meaning of this definition, including, without limitation, all Persons the majority of the Capital Stock or voting stock of which is directly or indirectly owned by the Corporation.

     "Tax" means any tax (including without limitation any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or pursuant to any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

     "Tax Return" means any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened" - A Proceeding, dispute or other matter shall be deemed to have been "threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent Person to conclude that such a Proceeding, dispute or other matter might be asserted, commenced, taken or otherwise pursued in the future; provided, however, when used in the context of "threatened releases", each term shall have the meaning ascribed to it under Environmental Laws.

     "Underground Storage Tank" shall have the meaning ascribed to it in RCRA.

     Terms which are defined in the body of this Agreement shall have the meanings specified therein.

                                   EXHIBIT A

                           SERIES A PREFERRED STOCK

                                   EXHIBIT B

                               MAKE-UP WARRANTS

                                   EXHIBIT C
                      FORM OF RIGHT OF CO-SALE AGREEMENT

                                   EXHIBIT D
                              ENVIRONMENTAL LAWS


Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S)9601 et. seq. as amended by the Superfund Amendments and Reauthorization Act of 1986.

Toxic Substances Control Act, 15 U.S.C. (S)2601 et. seq.

Clean Water Act, 33 U.S.C. (S)1251 et. seq. as amended by the Oil Pollution Act of 19090, Pub. L. No. 101-380, 104 Stat. 484 (1990).

Safe Drinking Water Act, 42 U.S.C. (S)(S)300f-300j.

Clean Air Act, 42 U.S.C. (S)7401 et. seq.

Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S)6901 et. seq.

The Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990).

Hazardous Materials Transportation Act, 49 U.S.C. (S)1801 et. seq.

Williams-Steiger Occupational Safety and Health Act

Endangered Species Act, 16 U.S.C. (S)1531 et. seq. and its state counterpart, if any.

Texas Asbestos Health Protection Act

Texas Water Code

Texas Health and Safety Code

Texas Natural Resources Code

Statewide Rules for Oil, Gas and Geothermal Operations (promulgated by the Railroad Commission of Texas)

The laws cited above shall be deemed to include any successor statutes and amendments thereto and rules and regulations promulgated thereunder from time to time.

                                 SCHEDULE 1.1


                                   Tranche 1

                           Series A Preferred Stock
                 45,000 shares at a per share price of $10.00



                                   Tranche 2

                           Series A Preferred Stock
                 455,000 shares at a per share price of $10.00

            Warrants will also be issued with terms and conditions
                  as set forth in Exhibit B of the Agreement